                        EXHIBIT 99.1


                                             March 18, 1998





Dear Participant:

As of March 4, 1998, the trust ("RRP Trust") established for the Columbia Federal Savings Bank (the "Bank") Recognition and Retention Plan for Officers and Employees ("RRP") held 22,644 shares of common stock of Haven Bancorp, Inc. (the "Company"), the parent holding company for the Bank. As a participant in the RRP, you may direct the voting of the shares of the Company's common stock held by the RRP Trust that have been granted to you under the RRP.

An unrelated corporate trustee for the RRP has been appointed, ChaseMellon Shareholder Services L.L.C. (the "RRP Trustee"). We, the Board of Directors, are forwarding to you the attached Vote Authorization Form, provided for the purpose of conveying your voting instructions to the RRP Trustee. The RRP Trustee will vote those shares of the Company's common stock held in the RRP Trust that have been granted to participants in accordance with instructions received from the participants. If the RRP Trustee does not receive voting instructions with respect to shares that have been granted to participants, the RRP Trustee will vote such shares in the same proportion as those shares which have been awarded and voted.

At this time, in order to direct the voting of shares granted to you under the RRP, you must fill out and sign the enclosed Vote Authorization Form and return it in the accompanying envelope.
Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your shares will be tallied by an independent source and then the RRP Trustee will vote the shares in the RRP Trust based on the voting instructions it has received from participants, as described above.

                                        Sincerely,




                                        The Board of Directors

                    HAVEN BANCORP, INC.

               ANNUAL MEETING OF STOCKHOLDERS
                      April 22, 1998

                  VOTE AUTHORIZATION FORM


I, the undersigned, hereby instruct the Columbia Federal Savings Bank Recognition and Retention Plan for Officers and Employees ("RRP") Trustee to vote all shares of common stock of Haven Bancorp, Inc. granted to me under the RRP as set forth on the reverse side at the Annual Meeting of Stockholders to be held on April 22, 1998, and any adjournments thereof.




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                                          Please mark your
                                          votes as indicated  X
                                          in this example    ---


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below)

Robert M. Sprotte, Michael J. Fitzpatrick, William J. Jennings,II

     FOR                                     VOTE WITHHOLD

           -------                              ------

Instructions: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:


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2.  The approval of the amendment to the Haven Bancorp, Inc. 1996
Stock Incentive Plan to increase the number of shares available for issuance thereunder

          FOR            AGAINST             ABSTAIN

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3. The approval of the amendment to the Certificate of Incorporation of Haven Bancorp, Inc. to increase the number of shares of common stock the Company is authorized to issue

          FOR            AGAINST             ABSTAIN

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4. The ratification of KPMG Peat Marwick LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December 31, 1998.

          FOR            AGAINST             ABSTAIN

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I acknowledge that I have received from the Company prior to the execution of this proxy a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 18, 1998, the Annual Report to
Stockholders and a letter dated March 18, 1998 from the Board of Directors.

I understand that my voting instructions are solicited by the Board of Directors on behalf of the RRP Trustee for the Annual Stockholder Meeting to be held on April 22, 1998, and any adjournments thereof. The RRP Trustee is hereby authorized to vote the shares granted to me, in its trust capacity, as indicated above. I understand that if I sign this form without indicating specific instructions, shares awarded to me will be voted FOR the listed proposals and as recommended by the Board of Directors on any other business that may properly come before the meeting or any adjournment thereof.


                                       -------------------------
                                              Signature

                                       -------------------------
                                                 Date

                                      Please sign, date and return
                                      this form in the enclosed
                                      business reply envelope.

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